2007 STOCK INCENTIVE PLAN

1.	THE PLAN

a) Purpose.  This MIT Holding, Inc. 2007 Stock Incentive Plan (the "Plan") is intended to benefit the stockholders of MIT Holding, Inc. (the "Company") by providing a means to attract, retain and reward individuals who can and do contribute to the longer-term financial success of the Company. Further, the recipients of stock-based awards under the Plan should identify their success with that of the company's shareholders and therefore will be encouraged to increase their proprietary interest in the Company.

b) Effective Date.  To serve this purpose, the Plan will become effective upon its approval by the affirmative vote of a majority of the Company’s directors provided the Plan is approved by the affirmative vote of a majority of the Company’s outstanding shares of voting securities within twelve (12) months after such approval by the Board of Directors (the “Board”).

2.	ADMINISTRATION

a) Committee. The Plan shall be administered by a Committee, appointed by the Board which shall consist of no less than two of its members, all of whom shall not be employees of the Company (the "Committee") or by the Board; provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Committee may delegate certain responsibilities and powers to any executive officer or officers selected by it. Any such delegation may be revoked by the Committee at any time.

b) Powers and Authority. The Committee's powers and authority include, but are not limited to: selecting individuals, who are either employees of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, non-employee members of the Board or independent consultants or other persons who perform services for or on behalf of the Company, to receive awards (“Awards”); determining the types and terms and conditions of all Awards granted, including performance and other earn out and/or vesting contingencies; permitting transferability of Awards to eligible third parties; interpreting the Plan’s provisions; and administering the Plan in a manner that is consistent with its purpose. The Committee's decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action or determination made in good faith in administering the Plan.

c) Award Prices. All Awards denominated or made in shares of common stock shares shall use as the per Share price as the fair market value as established by the Board in good faith. In the case of an Incentive Stock Award, in accordance with Section 422 of the Internal Revenue Code (the “Code”), the fair market value (the “Fair Market Value”) means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted.

3.	SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

a) Maximum Shares Available for Delivery. Subject to adjustments under Section 3(c), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be 5,000,000. In addition, any Shares delivered under the Plan or any prior plan of the Company which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan or any prior plan of the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards or obligations to grant future Awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan. In addition, shares available for delivery in settlement of Awards under the Plan may be increased by the Board by the number of shares purchased or acquired by the Company using amounts equivalent to the cash proceeds received by the company from the exercise of stock options, granted under any plan of the Company.

b) Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may, in addition to granting awards under Section 4, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

c) Adjustments for Corporate Transactions.

(i) The Committee may determine that a corporate transaction has affected the price per Share such that an adjustment or adjustments to outstanding Awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction will include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar occurrence. In the event of such a corporate transaction, the Committee shall, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be delivered under the Plan pursuant to Section 3(a) and 3(b); (ii) the number and kind of shares subject to outstanding Awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights

(ii) In the event that the Company is not the surviving company of a merger, consolidation or amalgamation with another company, or in the event of a liquidation or reorganization of the Company, and in the absence of the surviving corporation's assumption of outstanding Awards made under the Plan, the Committee may provide for appropriate adjustments and/or settlements of such grants either at the time of grant or at a subsequent date. The Committee may also provide for adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purpose in the event of any other change-in-control of the Company.

4.	ELIGIBILITY

a) Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

b) Selection of Eligible Individuals. The Committee shall select the Employees, Non-Employee Directors and Key Advisors (collectively referred to as “Eligible Individuals”) to receive grants and shall determine the number of shares of Company Stock subject to a particular grant in such manner as the Committee determines. Incentive Stock Awards (as defined in Section 5(b)(i)) may not be granted to Non-Employee Directors.

5.	TYPES OF AWARDS

a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(c), an award may be granted as an alternative to or replacement of an existing award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

  (i) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share. A stock option may be in the form of an incentive stock option or in another form that may or may not qualify for favorable federal income tax treatment. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) by converting Shares subject to options granted hereunder having a value equal to the exercise price of the Options being exercised on such terms and conditions as the Committee determines; or (iv) any combination of the above.

(ii) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest term a stock appreciation right may be outstanding shall be ten years.

(iii) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Except in cases of certain terminations of employment or an extraordinary event, each stock award shall be earned and vest over at least three years and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards shall consist of: operating profits (including EBITDA), net profits, earnings per Share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or looses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to shareholders for the applicable year.

(iv) Cash Award.  A cash award is a right denominated in cash or cash units to receive a cash payment, based on the attainment of pre-established performance goals and, subject to a vesting period and such other conditions, restrictions, and contingencies as the Committee shall determine.

b) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Award shall be determined by the Committee and set forth in the Agreement; provided, however, that

(i) the purchase price per Share under each Incentive Stock Award (defined herein as an Award satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Award) shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Award is granted (110% in the case of an Incentive Stock Award granted to a Ten-Percent Stockholder), provided that the exercise price of any stock option or stock appreciation right may not be less than 120% of such Fair Market Value; and

(ii)  the purchase price per Share under each Nonqualified Stock Award may be less than the Fair Market Value of a Share on the date the Nonqualified Stock Award is granted, provided that the exercise price of any stock option or stock appreciation right may not be less than 120% of such Fair Market Value.

c) Maximum Duration. Awards granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Award granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Award granted to a Ten-Percent Stockholder), and a Nonqualified Stock Award shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Award, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

6.	AWARD SETTLEMENTS AND PAYMENTS

a) Dividends and Dividend Equivalents.  An award may contain the right to receive dividends or dividend equivalent payments that may be paid either currently or credited to a participant's account. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

b) Payments. Awards may be settled through cash payments, the delivery of Shares, the delivery of Awards in accordance with cashless exercise provisions, the granting of Awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents.

7.	PERFORMANCE SHARES

The Committee is authorized to grant Performance Shares to Eligible Individuals on the following terms and conditions:

a) Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Shares (“Performance Shares”). Performance objectives may vary from Eligible Individual to Eligible Individual and shall be based upon such performance criteria as the Committee may deem appropriate. Performance periods may overlap and Eligible Individuals may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

b) Award Value. At the beginning of a Performance period, the Committee shall determine for each Eligible Individual or group of Eligible Individuals with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Individual as an Award if the relevant measure of Company performance for the Performance Period is met.

c) Significant Events.  If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objectives; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162m(4)(C) of the Code and the regulations thereunder.

d) Forfeiture.  Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares.

e) Payment.  Each Performance Share may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

8.	TERMS AND CONDITIONS APPLICABLE TO ALL AWARDS

a) Duration.  Each Award shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

(i) If the employment or services of an Eligible Individual terminates for any reason other than disability (as defined by the Committee), death or cause, the Eligible Individual may, for a period of three (3) months after such termination, exercise his or her Award to the extent, and only to the extent, such Award or portion thereof was vested and exercisable as of the date of the Eligible Individual’s employment or service terminated, after which time the Award shall automatically terminate in full.

(ii) If an Eligible Individual’s employment or service terminates by reason of the Eligible Individual’s disability, the Eligible Individual may exercise his or her Award for up to twelve (12) months after the date of termination to the extent, and only to the extent, such Award or portion thereof was vested and exercisable as of the date the Eligible Individual’s employment or service terminated, after which time the Award shall automatically terminate in full.

(iii) If an Eligible Individual’s employment or service terminates for Cause, the Award granted to the Eligible Individual hereunder shall immediately terminate in full and no rights thereunder may be exercised.

(iv) If an Eligible Individual dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (i) or (ii), respectively, of this Section 8 the Award granted to the Eligible Individual may be exercised at any time within twelve (12) months after the Eligible Individual’s death by the person or persons to whom such rights under the Award shall pass by will, or by the laws of descent and distribution, after which time the Award shall terminate in full; provided, however, that an Award may be exercised to the extent, and only to the extent, such Award or portion thereof was exercisable on the date of death or earlier termination of the Eligible Individual’s services as a Director, employee, consultant or otherwise.

(v)  Upon retirement of an Eligible Individual, Stock Award privileges shall apply to those Shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Awards outstanding but not yet exercisable may be exercised in accordance with a schedule to be determined by the Committee. Stock Award privileges shall expire unless exercised within such period of time as may be established by the Committee, but in no event later than the expiration date of the Stock Award.

Notwithstanding clauses (ii) through (v) above, the agreement evidencing the grant of an Incentive Stock Award or clauses (i) through (v) with respect to Nonqualified Stock Awards (“Award Agreement”) may, in the Committee’s sole and absolute discretion, set forth additional or different terms and conditions applicable to Awards upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the employee Award is granted or thereafter.

b) Non-transferability.  No Award (except for vested Shares) granted hereunder shall be transferable by the Eligible Individual to whom granted except by will or the laws of descent and distribution, and an Award may be exercised during the lifetime of such Eligible Individual only by the Eligible Individual or his or her guardian or legal representative. The terms of such Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Eligible Individual.

c) Method of Exercise.  The exercise of an Award shall be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Award was granted. The purchase price for any Shares purchased pursuant to the exercise of an Award shall be paid in accordance with Section 8(e). The Eligible Individual shall deliver the Award Agreement evidencing the Award to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Eligible Individual. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Award and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

d) Rights of Eligible Individuals. No Eligible Individual shall be deemed for any purpose to be the owner of any Shares subject to any Award unless and until (I) the Award shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Eligible Individual and (iii) the Eligible Individual’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Eligible Individual shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable agreement evidencing such Award.

e) Effect of Change in Control. In the event of a Change in Control, (as defined in Section 8(e), then the amount of shares that will vest in an Eligible Person or Eligible Individual shall be determined by the Committee. In the event an Eligible Person’s or Eligible Individual’s employment or service with the Company is terminated by the Company following a Change in Control, each Award held by the Eligible Person or Eligible Individual that was exercisable as of the date of termination of Eligible Person’s or Eligible Individual’s employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Eligible Person’s or Eligible Individual’s employment or service or the expiration of the stated term of the Award.

For the purposes of the Agreement, “Change of Control” shall mean the occurrence of any of the following: (i) any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act other than the persons or the group of persons in control of the Company on the date hereof is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities; (ii) within any period of two consecutive years) not including any period prior to the effective date of this Plan) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board any new director(s) whose election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; (iii) the shareholders of the Company approve a merger of, or consolidation involving, the Company in which (A) the Company’s Common Stock, with no par value per share (such stock, or any other securities of the Company into which such stock shall have been converted through a reincorporation, recapitalization or similar transaction hereinafter called “Common Stock of the Company”), is converted into shares or securities of another corporation or into cash or other property, or (B) the Common Stock of the Company is not converted as described in Clause (A), but in which more than fifty percent (50%) of the Common Stock of the surviving corporation in the merger is owned by shareholders other than those who owned such amount prior to the merger; in each case, other than a transaction solely for the purpose of reincorporating the Company in another jurisdiction or recapitalizing the Common Stock of the Company; or (iv) the shareholders of the Company approve a plan or complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, either of which is followed by a distribution of all or substantially all of the proceeds to the shareholders.

f) Limits on Incentive Stock Awards.  Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Individual Incentive Stock Awards, that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Awards are granted, exceeds $100,000.

g) Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

9.	PLAN AMENDMENT AND TERMINATION

a) Amendments.  The Board may amend this Plan as it deems necessary and appropriate to better achieve the Plan's purpose provided, however, that: (I)the Share and other Award limitations set forth in Sections 3(a) and 3(b) cannot be increased and (ii) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2© and 5(b) and (c) cannot be changed unless such a plan amendment is properly approved by the Company's stockholders.

b) Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award.

10.	MISCELLANEOUS

a) No Individual Rights.  No person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved tithe employing entity.

b) Unfunded Plan.  The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

c) Other Benefit and Compensation Programs.  Unless otherwise specifically determined by the Committee, settlements of Awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate.

d) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

e) Governing Law. The validity, construction and effect of the Plan and any Award, agreement or other instrument issued under it shall be determined in accordance with the laws of the state of Delaware without reference to principles of conflict of law.